UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2007

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 28, 2007, InfoSpace, Inc. (“InfoSpace” or the “Company”) completed the sale of certain assets and the transfer of certain liabilities related to its mobile services business (collectively, the “Mobile Services Business”) to Motricity, Inc. (“Motricity”), pursuant to the terms of a definitive Asset Purchase Agreement (the “Purchase Agreement”), dated October 15, 2007, by and between the Company and Motricity, for total consideration of approximately $135 million in cash. The sale of the Mobile Services Business and the Company’s previously completed discontinuation and exit of its mobile media content product line (collectively, the “Mobile Business”) completes the Company’s discontinuation of its Mobile Business in its entirety.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2007, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of InfoSpace as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and the years ended December 31, 2006, 2005, and 2004 (collectively, the “Pro Forma Condensed Consolidated Financial Statements”), are attached hereto as Exhibit 99.1. The pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the sale of the Company’s Mobile Services Business to Motricity and discontinuation and exit of its mobile media content product line, as if the sale of the Mobile Services Business and the discontinuation and exit of the mobile media content product line had occurred on September 30, 2007. These unaudited pro forma condensed consolidated statements of operations give effect to the sale of the Company’s Mobile Services Business to Motricity and the discontinuation and exit of its mobile media content product line, as if the sale of the Mobile Services Business and the discontinuation of the mobile media content product line had occurred on January 1, 2004.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by InfoSpace’s management and are provided for informational purposes only. The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the date indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The unaudited Pro Forma Condensed Consolidated Financial Statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2007 and in its Annual Report on Form 10-K for the year ended December 31, 2006.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of InfoSpace, Inc. as of September 30, 2007 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and the years ended December 31, 2006, 2005, and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2007

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of InfoSpace, Inc. as of September 30, 2007 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and the years ended December 31, 2006, 2005, and 2004.